UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-49611	54-1920520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Washington Plaza Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 464-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the management change disclosed in Item 5.02 below, Millennium Bank, N.A. (the “Bank”), a wholly owned subsidiary of Millennium Bankshares Corporation, and Dale G. Phelps entered into an Executive Employment Agreement (the “Agreement”) effective June 6, 2005.

The Agreement provides for Mr. Phelps’s service as Executive Vice President and Chief Financial Officer of the Bank and is for an initial three-year term, with automatic one-year renewals. The Agreement also provides for an annual base salary of $135,000, with increases at the discretion of the Bank. Mr. Phelps is eligible to participate in the Millennium Bank Executive Incentive Compensation Plan. His target bonus eligibility under that plan is 15% of his base salary, subject to the terms of the plan. The Agreement also provides for standard health and related benefits.

Under the terms of the Agreement, the Bank can terminate employment for or without cause, as provided in the Agreement. If the Bank terminates his employment without cause, Mr. Phelps will be entitled to receive a payment in the amount of base salary for the greater of the remainder of the term of the Agreement or nine months, the amount of the target bonus for the year in which such termination occurs, and COBRA coverage for the lesser of the remainder of the term of the Agreement or 18 months. In the event that termination of employment occurs in connection with a change in control of the Bank, as defined in the Agreement, Mr. Phelps will be entitled to receive a payment in the amount of base salary and target bonus for the greater of the remaining term of the Agreement or 24 months and COBRA coverage for the lesser of the remainder of the term of the Agreement or 18 months.

The Agreement also includes covenants relating to non-interference with customers and non-solicitation and non-hiring of employees for a period of one year following termination of employment under the Agreement.

A copy of the Agreement is attached as Exhibit 10.1 to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective June 6, 2005, the Bank appointed Dale G. Phelps as Executive Vice President and Chief Financial Officer.

Mr. Phelps, 49, served as Chief Financial Officer of Community Bank of Northern Virginia in Sterling, Virginia from April 2002 to May 2005, Senior Vice President and Chief Financial Officer of Century National Bank in Washington, D.C. from June 2000 to December 2001 and Vice President – Finance and Investment Portfolio Manager of Farmers and Mechanics Bank in Frederick, Maryland from April 1992 to June 2000.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement of Dale G. Phelps, effective as of June 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION
(Registrant)

Dated: June 10, 2005	By:	/s/ Anita L. Shull
Anita L. Shull
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement of Dale G. Phelps, effective as of June 6, 2005